TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

         Each of the undersigned, as trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                     1940 Act
                                                     Reg. Number

         Growth Trust                                811-07395
         Growth and Income Trust                     811-07393
         Income Trust                                811-07307
         Tax-Free Income Trust                       811-07397
         World Trust                                 811-07399

hereby constitutes and appoints William R. Pearce, Arne H. Carlson and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Act and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 14th day of January, 1999.


/s/  H. Brewster Atwater, Jr.                        /s/  William R. Pearce
     H. Brewster Atwater, Jr.                             William R. Pearce

/s/  Arne H. Carlson                                 /s/  Alan K. Simpson
     Arne H. Carlson                                      Alan K. Simpson

/s/  Lynne V. Cheney                                 /s/  Edson W. Spencer
     Lynne V. Cheney                                      Edson W. Spencer

/s/  William H. Dudley                               /s/  John R. Thomas
     William H. Dudley                                    John R. Thomas

/s/  David R. Hubers                                      ___________________
     David R. Hubers                                      Wheelock Whitney

/s/  Heinz F. Hutter                                 /s/  C. Angus Wurtele
     Heinz F. Hutter                                      C. Angus Wurtele

/s/  Anne P. Jones
     Anne P. Jones